UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2018 (April 23, 2017)

NOTES, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-217428	611816175
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 Davis Street Seekonk, Massachusetts		02771
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (775) 473-6328

112 North Curry Street

Carson City, Nevada 89703

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information contained in Item 5.01 below relating to the agreement described therein is incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

Pursuant to a Stock Purchase Agreement (the “Purchase Agreement”), effective as of April 23, 2018, by and among Notes, Inc., a Nevada corporation (the “Company”), H. Charles Tapalian (the “Purchaser”), and each of the sellers of shares of common stock, par value $0.001, of the Company (the “Common Stock”) listed as signatories to the Purchase Agreement, including Inderjit Aujala, at such time the Company’s sole officer and director (collectively, the “Sellers”), the Sellers sold to the Purchaser an aggregate of 3,490,000 shares of Common Stock (the “Shares”), which Shares represent 99.7% of the issued and outstanding shares of Common Stock (the “Transaction”). The Purchaser paid the Sellers an aggregate of Three Hundred Twenty Five Thousand Dollars ($325,000) as consideration for the Shares. The Transaction closed on April 23, 2018. Following the consummation of the Transaction, the Purchaser holds 99.7% of the voting securities of the Company, based on 3,500,000 shares of Common Stock issued and outstanding as of the date hereof, resulting in a change of control of the Company. The Purchaser paid the consideration for the Shares from his personal funds.

The Purchase Agreement contains customary terms and conditions for a transaction of this type, including representations, warranties and covenants. The foregoing description of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Purchase Agreement, which is attached as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the Transaction, on April 23, 2018, Inderjit Aujula resigned as the Company’s Chief Executive Officer, Chief Financial Officer, President, Secretary and Treasurer, effective immediately, and as a director of the Company, effective as of ten (10) days following the date on which the Company will file a Schedule 14F-1, pursuant to Section 14(f) of the Securities Exchange Act of 1934, as amended, and Rule 14f-1, with the Securities and Exchange Commission, and the mailing of the same to the holders of record of the Company. Mr. Aujala’s resignation is not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

In connection with the Transaction, on April 23, 2018, the board of directors of the Company appointed Mr. Tapalian as the Company’s Chief Executive Officer, President, Secretary and Treasurer. Additionally, on April 23, 2018, the board of directors appointed Mr. Tapalian as a director of the Company to take effect in accordance with Rule 14f-1.

Mr. Tapalian is not currently compensated for serving in any of his positions as an officer and director of the Company. There are no arrangements or understandings between Mr. Tapalian and any other persons pursuant to which he was selected as an officer and director of the Company. There is no family relationship among any of our current or former directors or executive officers. There have been no transactions regarding Mr. Tapalian that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The business experience of Mr. Tapalian is as follows:

H. Charles Tapalian

Chief Executive Officer, President, Secretary, Treasurer and Director

Mr. Tapalian, age 79, a real estate developer with over 50 years of experience, was appointed as the President, Chief Executive Officer, Secretary and Treasurer of the Company on April 23, 2018. Mr. Tapalian has served as the Manager of R.I. Seekonk Holdings, LLC, a real estate development and leasing company, since April 2003, and as the Manager of MSI Holdings, LLC, a residential real estate leasing company, since March 2002. Mr. Tapalian, formerly a Registered Professional Engineer, also has over 20 years of construction and engineering experience. Mr. Tapalian received a B.S. in civil engineering and a M.S. in soils and structures from the University of Rhode Island. Mr. Tapalian also completed course work towards a Ph.D. in materials science at the University of Connecticut and course work towards an advanced degree in ocean engineering at the University of Rhode Island.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
10.1†	Stock Purchase Agreement, dated April 23, 2018, by and among the Company, the Purchaser and the Sellers.

† The exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 26, 2018	Notes, Inc.

	By:	/s/ H. Charles Tapalian
	Name:	H. Charles Tapalian
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1†	Stock Purchase Agreement, dated April 23, 2018, by and among the Company, the Purchaser and the Sellers.

† The exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.